EXHIBIT 23-A





                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in the registration statements of GPU, Inc. on Forms S-8 (File Nos. 33-32325, 33-32326, 33-34661, 33-32327, 33-51037, 33-32328 and 33-51035) and
          Forms S-3 (File No. 33-30765) of our report dated February 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of GPU, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1996.





          New York, New York
          March 10, 1997